AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 2002
                                                     REGISTRATION  NO. 333-06787
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            POST-EFFECTIVE AMENDMENT
                                       TO
                                    FORM S-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               DONEGAL GROUP INC.
                       --------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                   23-2424711
-------------------------------------    ---------------------------------------
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

                                 1195 River Road
                          Marietta, Pennsylvania 17547
                                 (888) 877-0600
                                 --------------

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                          Donald H. Nikolaus, President
                               Donegal Group Inc.
                                 1195 River Road
                          Marietta, Pennsylvania 17547
                                 (888) 877-0600
                       -----------------------------------
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                            Kathleen M. Shay, Esquire
                                 Duane Morris
                            4200 One Liberty Place
                         Philadelphia, PA 19103-7396
                                (215) 979-1000

                         DEREGISTRATION OF SECURITIES
                         ----------------------------

     Pursuant to a Form S-2 Registration Statement (File No. 333-06787) filed with the SEC on June 25, 1996, Donegal Group registered 300,000 shares of its previously authorized common stock in connection with the Donegal Group Inc. Agency Stock Purchase Plan. A total of 13,234 shares of common stock was originally sold under the plan. Pursuant to Rule 416(a), the total number of shares of common stock then remaining, 286,766, was increased to 382,355 in July 1997 pursuant to a four-for-three stock split. Thereafter, an additional 26,816 shares of common stock were sold under the plan. Pursuant to Rule 416(a), the total number of shares of common stock then remaining, 355,539, was increased to 474,052 in July 1998 pursuant to a four-for-three stock split. Thereafter, an additional 126,923 shares of common stock were sold under the plan.

     Effective as of the close of business on April 19, 2001, Donegal Group, pursuant to stockholder approval, (i) reclassified its previously authorized common stock into Class B common stock, (ii) effected a reverse stock split, as the result of which each three shares of previously authorized common stock were converted into one share of Class B common stock, (iii) authorized 30,000,000 shares of a new class of common stock with one-tenth of a vote per share designated as Class A common stock and (iv) declared a dividend of two shares of Class A common stock to be paid on each share of the Class B common stock outstanding at the close of business on April 19, 2001. In connection with the reverse stock split and the stock dividend, the plan was adjusted so that two-thirds of the shares that remained purchasable under the plan for the subscription period ending September 30, 2001 were shares of Class A common stock and one-third of the shares were shares of Class B common stock. The plan terminated on September 30, 2001.

     Pursuant to the undertakings included in Item 17 of the Registration Statement on Form S-2 filed with the SEC on June 25, 1996 and as required by
Item 512 of Regulation S-K of the Securities Act of 1933, Donegal Group hereby deregisters and removes from registration the 347,129 shares of previously authorized common stock registered under Registration Statement No. 333-06787 that remain unsold at the termination of the offering.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marietta, Pennsylvania, on January 8, 2002.

                                          DONEGAL GROUP INC.


                                          By:/s/ Donald H. Nikolaus
                                             -----------------------------
                                             Donald H. Nikolaus, President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                                      Title                                      Date
             ---------                                      -----                                      ----

/s/ Donald H. Nikolaus                        President, Chief Executive Officer                 January 8, 2002
------------------------------                          and a Director
Donald H. Nikolaus                              (principal executive officer)


/s/ Ralph G. Spontak                            Senior Vice President, Chief                     January 8, 2002
------------------------------                 Financial Officer and Secretary
Ralph G. Spontak                                   (principal financial and
                                                     accounting officer)


              *                                            Director                              January 8, 2002
-----------------------------
C. Edwin Ireland


              *                                            Director                              January 8, 2002
-----------------------------
Patricia A. Gilmartin


              *                                            Director                              January 8, 2002
-----------------------------
Philip H. Glatfelter, II


                                                              2


            Signature                                       Title                                     Date
            ---------                                       -----                                     ----


              *                                            Director                              January 8, 2002
-----------------------------
R. Richard Sherbahn


              *                                            Director                              January 8, 2002
-----------------------------
Thomas J. Finley, Jr.


              *                                            Director                              January 8, 2002
-----------------------------
Robert S. Bolinger


                                                           Director                              January   , 2002
                                                                                                        --
------------------------------
John J. Lyons



*By: /s/ Ralph G. Spontak
     -------------------------------------
     Ralph G. Spontak, as attorney in fact

*Signed pursuant to power of attorney

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